SCHEDULE 14A — INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
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SAFENET, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD July 28, 2006 AT 10:00 A.M.
Proxy Statement
Annual Meeting of Stockholders To Be Held July 28, 2006
PROPOSAL NO. 1 ELECTION OF DIRECTORS
STOCK PERFORMANCE CHART
PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006
STOCKHOLDER PROPOSALS
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD July 28, 2006 AT 10:00 A.M.

TO THE STOCKHOLDERS OF SAFENET, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) will be held at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on July 28, 2006 for the following purposes:

1. To elect nine (9) directors, each to hold office until their respective successors shall have been duly elected or appointed.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Company’s common stock, $0.01 par value, is the only issued and outstanding class of stock. Only holders of record at the close of business on June 1, 2006 are entitled to notice of, and to vote at, the meeting or any adjournment thereof. All holders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please fill in, date and sign the accompanying proxy and mail it promptly in the enclosed envelope. If you decide to attend the meeting and vote in person, you may then withdraw your proxy.

Enclosed is a copy of the Annual Report on Form 10-K for the year ended December 31, 2005 along with a proxy statement and a proxy card.

By Order of the Board of Directors,

Kevin Hicks
Secretary

June 27, 2006
Belcamp, Maryland

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017

Proxy Statement

Annual Meeting of Stockholders
To Be Held July 28, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors” or “Board”) of SafeNet, Inc. (the “Company”), a Delaware corporation, for use at the annual meeting of stockholders, to be held at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on July 28, 2006 , and at any postponements or adjournments thereof. This material is first being mailed to stockholders of record on or about July 3, 2006.

The Company’s common stock, $.01 par value (the “Common Stock”), is the only issued and outstanding class of stock. Only stockholders of record at the close of business on June 1, 2006 will be entitled to notice of, and to vote at, the meeting. At the close of business on June 1, 2006, the Company had 26,043,181 shares of Common Stock outstanding.

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Most stockholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

The cost of the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or electronic mail by directors, officers and other employees of the Company without additional compensation therefor. The Company may also agree to pay banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding the proxy material to beneficial owners of the Company’s Common Stock. In addition, the Company has retained MacKenzie Partners, Inc. to solicit proxies by phone, mail and electronic means at a cost of approximately $6,500.

Stockholders are entitled to one vote for each share held. There is no cumulative voting for the election of directors. Any proxy given may be revoked by a stockholder at any time before it is voted by filing a written revocation notice with the Secretary of the Company, or by duly executing a proxy bearing a later date. Any stockholder present at the meeting who desires to vote his or her shares in person may also revoke a proxy.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Subject to any revocations, all shares represented by properly executed proxies will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted “FOR” all proposals contained herein. Proxies marked “ABSTAIN” will be treated as present and entitled to vote for the purpose of determining whether a quorum is present, but will not be voted with respect to any proposal. If a proxy returned by a bank, broker, nominee or other fiduciary indicates that they do not have discretionary authority to vote some or all of the shares covered thereby with respect to a given proposal and do not otherwise authorize the voting of such shares, such shares, or “broker non-votes,” will be considered to be present for the purpose of determining a quorum. Under applicable Delaware law, in determining whether a proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against that proposal, but broker non-votes will have no effect on the outcome of the vote on the proposal.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board of Directors, or to “WITHHOLD AUTHORITY” to vote for one or more of the nominees being proposed. Under Delaware law and the Company’s bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the proposed ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company submitted for stockholder action in Proposal 2 and all other matters that may properly come before the annual meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on the item. Under the Company’s bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to broker non-votes, as to that matter.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A Board of Directors consisting of nine directors is to be elected by the stockholders at the annual meeting to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. The nine directors nominated for election at the annual meeting are: Anthony A. Caputo, J. Carter Beese, Jr., Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr., Arthur L. Money, Walter W. Straub, and Bruce R. Thaw. The Board of Directors has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

In June 2006, the Board of Directors approved an increase in the number of directors on the Board from eight to nine and elected J. Carter Beese, Jr. to fill the vacancy resulting from this increase. Mr. Beese was recommended to the Nominating Committee and the Board to serve as a director by a non-employee director.

The following information is submitted concerning the nominees for election as directors based upon information received by the Company from such persons:

		Director
Name	Age	Since

Anthony A. Caputo	64	1986
J. Carter Beese, Jr.	50	2006
Thomas A. Brooks	69	1998
Andrew E. Clark	44	2001
Shelley A. Harrison	63	1999
Ira A. Hunt, Jr.	81	1990
Arthur L. Money	66	2004
Walter W. Straub	62	2004
Bruce R. Thaw	53	1990

Anthony A. Caputo, the Chairman and Chief Executive Officer of the Company, has served as the Chief Executive Officer since 1987 and a director of the Company since November 1986. He joined SafeNet in 1986 as an investor. In November of that year, he became a Director with additional marketing and management responsibilities. Mr. Caputo led the company’s IPO as SafeNet became a Nasdaq listed company in 1992. In 1993, Mr. Caputo was named Maryland’s High Tech Entrepreneur of the year and Baltimore’s Extraordinary Technology Advocate for 2003. He serves on the Governor’s Commission on the Development of Advanced Technology Business, a commission tasked with charting a framework for the revival of the high-tech economy in Maryland. Mr. Caputo is a member of the State of Maryland Enterprise Venture Fund Advisory Board and serves on the Board of Directors for the American Electronics Association (AeA). Mr. Caputo holds a Bachelor of Arts degree in History and Political Science from Iona College. He has served as an officer in several publicly-held companies, including Interdigital Communications, Comshare, Inc., Value Software, now part of Computer Associates, Inc., and served as a director at Oleran Network Solutions, Inc.

J. Carter Beese, Jr. was elected by the Board of Directors as a director of the Company in June 2006. Mr. Beese currently serves as President of RCP Ventures Management, Inc., a venture capital management company, and as a Senior Advisor to Legacy Partners Group, an M&A investment bank. From July 1998 to September 2005, Mr. Beese served as President of Riggs Capital Partners, a division of Riggs National Corp., which is a venture fund that manages in excess of $100 million. Preceding his appointment to Riggs, from September 1997 until July 1998, Mr. Beese was vice chairman of the Global Banking Group at Bankers Trust. Prior to the merger of Bankers Trust and Alex. Brown, from November 1994 until September 1997, Mr. Beese was chairman of Alex. Brown International. He originally joined Alex. Brown in 1978 became an officer in 1984, and a partner in 1987. Mr. Beese served as a commissioner of the U.S. Securities and Exchange Commission from 1992 to 1994. He serves as a director on the boards of Aether Holdings, Inc. (NASDAQ: AETH), Nastech Pharmaceutical Company (NASDAQ: NSTK) and the National Stock Exchange. He also serves as a senior advisor to Allied Capital Corporation and the Center for Strategic International Studies. In November 2003, Mr. Beese was named by U.S. District Court Judge Rakoff and the U.S. Securities and Exchange Commission as the manager of the $250 million of MCI stock to be distributed to the victims of accounting fraud pursuant to the fair fund provision of the Sarbanes-Oxley Act of 2002. He also served as a member of President George W. Bush’s Information Technology Advisory Committee. Mr. Beese received a B.S. in Economics and a B.S. in Political Science from Rollins College, and has completed advanced studies at Johns Hopkins University and the U.S. Army War College.

Thomas A. Brooks has served as a director of the Company since July 1998. Mr. Brooks held various executive positions with AT&T from 1991 through 1999. He retired from AT&T in 1999 and continues as a consultant to AT&T Government Markets. Mr. Brooks served 32 years as a U.S. Navy Intelligence officer, retiring from active military service as a Rear Admiral and Director of Naval Intelligence in 1991. In 1995, President Clinton appointed Mr. Brooks as one of three members of the Security Policy Advisory Board, where he served through the end of the Clinton Administration. From 1995 to 1997, Mr. Brooks was a member of the Defense Policy Board. He also serves on advisory boards for the Defense Intelligence Agency and the Office of Naval Intelligence. From 1999 to 2000, he was a member of the Federal Government Joint Security Commission. Mr. Brooks is a graduate of Fordham University, with a Master’s degree from Fairleigh Dickenson University. He has done post-Master’s studies at George Washington University and the University of California and has published several articles on cryptography in various technical publications. He served on the Board of Directors of the Navy Mutual Aid Association from 1995 to 2004 and also serves on the Board of Directors of several Intelligence professional associations.

Andrew E. Clark has served as a director of the Company since 2001. He is Chairman and President of Wheatfield Ventures, LLC, a private equity firm concentrating on early stage investing within the technology sector. Mr. Clark sits on the Advisory Board of Spring Capital Partners, L.P., a small business investment company providing subordinated mezzanine debt financing in the Mid-Atlantic region, and is also a member of the board of directors of Howard Bancorp. From October 1997 through December 2000, Mr. Clark held various executive positions with Verio, Inc., including President of the eBusiness/ Custom Web Development and East Regional business units. Mr. Clark began his career as a professional at KPMG Peat Marwick. He received his B.S. degree in Accounting from Washington and Lee University and is a Certified Public Accountant in the State of Maryland.

Shelley A. Harrison, has served a director of the Company since 1999. Since May 1, 2003 he has served as a part-time employee of the Company providing services as advisor to the CEO on corporate development and mergers and acquisitions. Mr. Harrison has been Chairman of SPACEHAB Inc. (NASDAQ: SPAB) since August 1993, and served as Chief Executive Officer from April 1996 to March 2003. Mr. Harrison co-founded and served as Chairman and Chief Executive Officer of Symbol Technologies Inc. (NYSE: SBL) from 1973 to 1982. Mr. Harrison is a founder and Managing General Partner of PolyVentures I & II, high-technology venture capital funds organized in 1987 and 1991, respectively. Mr. Harrison was a Member of Technical Staff at Bell Telephone Laboratories and a Professor of Electrical Sciences at the State University of New York at Stony Brook. Mr. Harrison holds a Ph.D. and Master of Science degree in Electrophysics from Polytechnic University and a Bachelor’s Degree of Electrical Engineering from New York University. Mr. Harrison is also a member of the Board of NetManage, Inc. (NASDAQ: NETM), as well as several private technology companies.

Ira A. Hunt, Jr. has served as a director of the Company since December 1990. Mr. Hunt is a graduate of the U.S. Military Academy, West Point, New York. He served 33 years in various command and staff positions in the U.S. Army, retiring from active military service as a Major General in 1978. Subsequently, Mr. Hunt was President

of Pacific Architects and Engineers in Los Angeles, California and a Vice President of Frank E. Basil, Inc. in Washington, D.C. He was a Freeman Fellow of the American Society of Civil Engineers. Mr. Hunt has a Master of Science degree in civil engineering from the Massachusetts Institute of Technology; a Master of Business Administration degree from the University of Detroit; a Doctor of the University degree from the University of Grenoble, France; and a Doctor of Business Administration degree from George Washington University. Mr. Hunt also serves on the Boards of Biometric Associates, Inc. and Gales Industries.

Arthur L. Money has served as a director of the Company since March 2004. He was a director of Rainbow Technologies, Inc. from September 2002 until the consummation of the merger of the Company and Rainbow in March 2004. He is currently president of ALM Consulting, specializing in command control and communications, intelligence, signal processing, and information processing. Mr. Money is also a director of the following publicly traded companies: Essex Corp. (NASDAQ: KEYW), Intevac Inc. (NASDAQ: IVAC), Terremark Worldwide Inc. (AMEX: TWW), and Intelli-Check Inc. (AMEX: IDN). From 1999 to 2001, Mr. Money was the assistant secretary of defense (C3I) and Department of Defense CIO. Prior to 1999, Mr. Money served as the assistant secretary of the Air Force for Research, Development, and Acquisition, and was vice president and deputy general manager of TRW. Mr. Money graduated from the University of Santa Clara and San Jose State University where he earned his MSME and BSME, respectively. He has received distinguished public service awards from the U.S. Department of Defense (Bronze Palm), the U.S. Air Force, and the U.S. Navy.

Walter W. Straub has served as a director of the Company since March 2004. A co-founder of Rainbow Technologies, Inc., Mr. Straub was a director of Rainbow from its inception in 1982 until the consummation of the merger of the Company and Rainbow in March 2004, and served as President and Chief Executive Officer of Rainbow from 1983 through March 2004. Since 1989, Mr. Straub has served as director of CAM Commerce Solutions (NASDAQ: CADA), a manufacturer of computerized point of sale and inventory management systems. Mr. Straub received a BSEE and an MBA in Finance from Drexel University. In May 1993, Mr. Straub was elected to the Board of Trustees of Drexel University.

Bruce R. Thaw has served as a director of the Company since December 1990. Since January 2000, Mr. Thaw has served as the President and Chief Executive Officer of Bulbtronics, Inc., a national distributor of technical and specialty light sources and related products to the medical, scientific, entertainment and industrial markets. Mr. Thaw is a practicing attorney and was admitted to the bar of the State of New York in 1978 and the California State Bar in 1983. From 1987 to 2000, Mr. Thaw served as general counsel to the Company. Mr. Thaw is also a director of Nastech Pharmaceutical Company, Inc. (NASDAQ: NSTK), a publicly-traded pharmaceutical company developing innovative products, for multiple therapeutic areas, based on proprietary molecular biology-based drug delivery technologies. Mr. Thaw holds a B.B.A. degree in banking and finance from Hofstra University and a J.D. degree from the Hofstra University School of Law.

UNLESS AUTHORITY IS WITHHELD, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NINE NOMINEES NAMED ABOVE AS DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR” ELECTION OF ALL OF THE NINE NOMINEES NAMED ABOVE AS DIRECTORS.

Corporate Governance

Board Committees and Meetings

The Board of Directors held seven meetings during 2005. The Board has an Audit Committee, Compensation Committee and Nominating Committee. Every director attended at least 75% of the meetings of the Board and any committee on which they served during the year.

The Board of Directors has determined that, except for Mr. Caputo and Mr. Harrison, each of the directors nominated for election at the 2006 annual meeting of stockholders is independent, as defined by The Nasdaq National Market listing standards (the “Nasdaq Rules”).

Audit Committee

The Audit Committee is composed of Andrew E. Clark, Thomas A. Brooks, Arthur L. Money and Ira A. Hunt, Jr. The Board of Directors has determined that Mr. Clark is an “audit committee financial expert,” as defined under Item 401 of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee is governed by a written charter approved by the Board of Directors, which is available on the Company’s website (www.safenet-inc.com). Each of the members of the Audit Committee is independent, as defined by the Nasdaq Rules and the rules promulgated by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002. The purpose of the Audit Committee is to oversee the financial reporting process, the internal audit function, the systems of internal accounting and financial controls, the performance of the Chief Financial Officer and the performance and independence of the Company’s independent registered public accounting firm, and to review and approve the plans for and results of the annual audit engagement. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the stockholders at the annual meeting. For more information regarding the Audit Committee, see “Report of Audit Committee.” The Committee held ten meetings during 2005.

Compensation Committee

The Compensation Committee is composed of Bruce R. Thaw, Thomas A. Brooks and Arthur L. Money. Each of the members of the Compensation Committee is independent, as defined by the Nasdaq Rules. The Compensation Committee establishes the general compensation policies of the Company, establishes specific compensation for each executive officer of the Company and administers the Company’s stock plans. The Compensation Committee held nine meetings in 2005.

Nominating Committee

The Nominating Committee is composed of Walter W. Straub, Andrew E. Clark and Bruce R. Thaw. The Nominating Committee assists the Board in identifying qualified individuals to become directors, makes recommendations to the Board of nominees for director, including nominees to fill a vacancy (including a vacancy created by an increase in the Board of Directors), makes recommendations to the Board regarding membership of Board committees, and assists the Board in monitoring and overseeing the overall corporate governance of the Company. The Nominating Committee is governed by a written charter approved by the Board of Directors, which is available on the Company’s website (www.safenet-inc.com). Each of the members of the Nominating Committee is independent, as defined by the Nasdaq Rules. The Committee held one meeting in 2005.

The Nominating Committee will consider as potential nominees persons recommended by stockholders. Recommendations should be submitted to the Nominating Committee in care of the Secretary of SafeNet, Inc., 4690 Millennium Drive, Belcamp, Maryland 21017. Each recommendation should include a personal biography of the suggested nominee, an indication of the background or experience that the stockholder believes qualifies the person for consideration, a statement that the person has agreed to serve if nominated and elected, and any other information required under the Company’s bylaws.

The Nominating Committee has used an informal process to identify potential candidates for nomination as directors. Candidates for nomination have been recommended by an executive officer or director, and considered by the Nominating Committee and the Board of Directors. The Nominating Committee has not adopted specific minimum qualifications that it believes must be met by a person it recommends for nomination as a director. In evaluating candidates for nomination, the Committee will consider the factors it believes to be appropriate, which include the candidate’s personal and professional integrity, business judgment, relevant experience and skills, and potential to be an effective director in conjunction with the rest of the Board of Directors in collectively serving the long-term interests of the Company’s stockholders. Although the Nominating Committee has the authority to retain a search firm to assist it in identifying director candidates, there has to date been no need to employ a search firm. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Committee by a stockholder, an officer, a director or any other person.

Stockholders who themselves wish to nominate a person for election to the Board of Directors, as contrasted with recommending a potential nominee to the Nominating Committee for its consideration, are required to comply with any advance notice and other requirements set forth in the Company’s Bylaws.

Shareholder Communications with Directors and Attendance at Annual Meeting

In order to provide the Company’s stockholders with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to directors. Stockholders of the Company and other interested persons may communicate with the Chairman of the Nominating Committee, Audit Committee or Compensation Committee or with the non-management directors of the Company as a group by sending an email to investorinfo@safenet-inc.com. The email should specify which of the foregoing is the intended recipient.

All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay any such communication to the appropriate director or directors unless the Investor Relations Department determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board of Directors;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

The Board of Directors has a policy of encouraging members of the Board of Directors to attend the annual meetings of the stockholders. All of the directors attended last year’s annual meeting.

Code of Ethics

The Company has adopted a Code of Ethics that applies to all of its directors, officers and employees performing financial functions for the Company, including its chief executive officer, chief financial officer, controller and any person performing similar functions. The Company has made this Code of Ethics available on its website at www.safenetinvestor.com. The Company intends to disclose future amendments to the code of ethics, or waivers from the provisions of the code of ethics granted to the chief executive officer, chief financial officer, controller and any person performing similar functions on this website.

Compensation of Directors

The Company pays a meeting fee of $4,500 to each non-employee director for each board meeting attended, up to $18,000 annually. No fees are paid for telephonic board meetings. Members of the Audit Committee receive an additional $1,250 ($2,500 for the chairman) per quarter and members of the Compensation Committee receive an additional $875 ($1,125 for the chairman) per quarter. The Company reimburses all directors for travel and other reasonable business expenses incurred in the performance of their services for the Company.

After each annual meeting of stockholders, each non-full-time employee director of the Company who attended at least 75% of the aggregate number of meetings of the Board during the previous calendar year and who stood for election at the preceding annual meeting is granted a stock option exercisable for 20,000 shares of common stock. In March 2005, Mr. Brooks was granted a stock option exercisable for 10,000 shares of common stock following the expiration of a stock option for 10,000 shares that had expired without being exercised. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.

Newly appointed directors receive an initial stock option grant for 20,000 shares of Common Stock. The per share option price is the closing price on the grant date. The option has a ten-year term and is fully vested on the grant date.

Option agreements granted to directors provide that all of such directors’ options shall become immediately exercisable upon a change of control, and that such options shall remain exercisable through their full term.

Executive Officers

The executive officers of the Company as of the date of this filing are set forth in the table below. All executive officers are appointed at the annual meeting or interim meetings of the Board of Directors. Each executive officer is appointed by the Board of Directors to hold office until his or her successor is duly appointed and qualified.

Name	Age	Office or Position Held

Anthony A. Caputo	64	Chairman and Chief Executive Officer
Carole D. Argo	45	President, Chief Operating Officer, and interim Chief Financial Officer
Steve Lesem	52	Senior Vice President of Worldwide Sales
Chris S. Fedde	55	Senior Vice President and General Manager, Enterprise Security Division

Certain biographical information regarding the executive officers, except for Mr. Caputo (see above), is set forth below:

Carole D. Argo served as Senior Vice President and CFO of SafeNet from 1999 until she was named President and COO in June of 2004, and is currently serving as interim CFO. Ms. Argo is responsible for the company’s day-to-day global operations. Her primary focus is executing the company’s growth strategy with a continuing role in merger and acquisition activity. As interim CFO, she is responsible for all accounting, finance, and treasury functions. Before joining SafeNet, Ms. Argo was chief financial officer of Optelecom, Inc., a publicly traded fiber optics company. Earlier, she spent eight years as vice president of finance and operations at Byk Gardner, an international color and appearance instrumentation company where she was responsible for worldwide manufacturing, product development, and financial operations. She also has seven years of public accounting experience with Deloitte & Touche as an audit manager. She received an executive Master of Business Administration from Loyola College of Maryland, a Bachelor of Science in Accounting from the University of Arizona, and is a Certified Public Accountant.

Steve Lesem joined SafeNet in January of 2005 as Senior Vice President of Worldwide Sales, responsible for the company’s overall revenue and senior sales leadership across all business lines globally. Mr. Lesem has over 20 years of sales and marketing experience with large sales organizations. Prior to SafeNet, Mr. Lesem was an executive with BMC Software. His last position with BMC was Vice President, Asia Pacific. In this role he orchestrated the sales execution of channels and alliances, actively developed BMC Software business opportunities and investments in China, and managed all lines of business across Asia Pacific. Mr. Lesem previously served as Vice President, Worldwide Sales and Marketing for BMC’s Security Business Unit. He also held multiple senior level, executive sales and marketing positions at IBM including General Manager, PC Server Sales and Marketing for North America. Mr. Lesem holds a Bachelor of Science in Electrical Engineering from the University of Texas.

Chris S. Fedde joined SafeNet in February 2001 as the Director of Corporate Product Management and Business Development. Since Mr. Fedde joined SafeNet, he has been a key contributor to building the company’s security presence in the Federal Government and the financial community. Prior to coming to SafeNet, Mr. Fedde was Director of Secure Products at Harris Corporation, where he started the security business and led its growth into a business unit. Mr. Fedde was responsible for the general management of the custom ASIC security business and turnkey secure systems and managed the business development and engineering departments. The business was particularly successful with customers requiring very high levels of security, including the U.S. Government. Before his employment at Harris, Mr. Fedde was the Engineering Manager at Motorola, developing wireless two-way products for the global markets. He holds several patents related to wireless technologies. Mr. Fedde received a BSEE degree from the University of Iowa.

Security Ownership of Management and Certain Other Beneficial Owners

The following table sets forth as of June 21, 2006 (unless otherwise specified) the beneficial ownership of the Company’s Common Stock by persons known to the Company to be beneficial owners of more than five percent of the outstanding shares of the Company’s common stock, each director, each of the Named Executive Officers (as defined under “Executive Compensation”) and by all executive officers and directors of the Company as a group.

	Number of shares
Name (and address of 5% owners)	Beneficially owned(1)	Percent(1)

Dimensional Fund Advisors, Inc.	1,984,044	7.8
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Lazard Asset Management	1,957,192	7.7
30 Rockefeller Plaza, 59th Floor New York, NY 10112-5900
Dalton, Greiner, Hartman, Maher & Co.	1,443,572	5.7
565 Fifth Avenue, Suite 2101 New York, NY 10017-2413
Anthony A. Caputo(2)	1,011,200	3.9
Walter W. Straub(2)	530,962	2.1
Bruce R. Thaw(2)	281,000	1.1
Carole D. Argo(2)	222,025	(3)
Shelley A. Harrison(2)	168,334	(3)
Kenneth A. Mueller(2)	137,500	(3)
Chris S. Fedde(2)	96,833	(3)
Ira A. Hunt, Jr.(2)	89,000	(3)
Thomas A. Brooks(2)	53,300	(3)
Arthur L. Money(2)	51,220	(3)
Andrew E. Clark(2)	50,000	(3)
J. Carter Beese, Jr.	15,000	(3)
Steve Lesem(2)	25,000	(3)
All Current Executive Officers and Directors as a Group (12 persons)	2,731,374	10.0

(1)	The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants held by such person (but not those held by any other person), and which are exercisable within 60 days, have been exercised.

(2)	Includes shares issuable pursuant to outstanding stock options that may be exercised within 60 days from the date hereof as follows: 491,600 shares for Mr. Caputo; 248,014 shares for Mr. Straub; 61,000 shares for Mr. Thaw; 201,500 shares for Ms. Argo; 168,334 shares for Mr. Harrison; 137,500 shares for Mr. Mueller; 95,500 shares for Mr. Fedde; 80,000 shares for Mr. Hunt; 49,400 shares for Mr. Brooks; 51,220 shares for

Mr. Money; 50,000 shares for Mr. Clark; 25,000 shares for Mr. Lesem and 1,659,068 shares for all executive officers and directors as a group.

(3)	Represents less than 1% of the outstanding shares of common stock.

The Company has adopted a policy limiting each director and each executive officer to selling no more than 50% of such director’s or officer’s total holdings of Company stock and vested options during any year. Certain exceptions are available, including exceptions related to hardship and expiring options. Holdings are calculated as of the most recent annual meeting of stockholders.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of the outstanding shares of Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the copies of such reports furnished to the Company and written representations from the executive officers and directors, the Company is aware of the following instances of noncompliance or late compliance with such filings during the fiscal years ended December 31, 2005, 2004, 2003 and 2002, respectively, by its executive officers and directors:

•	As first reported in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 11, 2006, with respect to the fiscal year ended December 31, 2005, Messrs. Brooks, Harrison and Lesem and Ms. Argo each failed to file two Forms 4 during the year to report two separate grants of stock options, and Messrs. Clark, Hunt, Money, Straub, Thaw, Caputo, Mueller (a former executive officer of the Company) and Fedde each failed to file one Form 4 during the year to report one grant of stock options;

•	With respect to the fiscal year ended December 31, 2004, Mr. Harrison failed to file two Forms 4 during the year to report two separate grants of stock options, and Messrs. Brooks, Clark, Hunt, Money, Straub, Thaw, Caputo, Fedde and Mueller and Ms. Argo each failed to file one Form 4 during the year to report one grant of stock options;

•	With respect to the fiscal year ended December 31, 2003, Messrs. Brooks, Clark, Harrison, Hunt, Thaw, Fedde and Ms. Argo each failed to file two Forms 4 during the year to report two separate grants of stock options, and Messrs. Caputo, Money and Straub each failed to file one Form 4 during the year to report one grant of stock options; and

•	With respect to the fiscal year ended December 31, 2002, Mr. Caputo failed to file one Form 4 to report one grant of stock options.

Each of the transactions listed above was reported on a Form 5 filed after the end of each of the respective fiscal years rather than a Form 4, as was required beginning August 29, 2002 pursuant to the Sarbanes-Oxley Act of 2002. The Company is aware of compliant Forms 4 reports during this period being filed for transactions involving sales and purchases of the Company’s stock, as well as stock option exercises. The Company is continuing to review prior filings under Section 16(a) of the Exchange Act for completeness.

Legal Proceedings

On May 18, 2006, the Company announced that it has received a subpoena from the office of the United States Attorney for the Southern District of New York relating to the Company’s granting of stock options. The Company also announced that it has received an informal inquiry from the Securities and Exchange Commission requesting information relating to stock option grants to directors and officers of the Company, as well as information relating to certain accounting policies and practices. The Company is actively engaged in responding to these requests and is cooperating with both offices.

On and after May 31, 2006, individuals claiming to be shareholders of the Company filed multiple derivative complaints in the Circuit Court for Harford County, Maryland, against current and former officers and directors of the Company, as well as the Company as a nominal defendant. The complaints allege state law claims for breach of fiduciary duty and unjust enrichment arising from alleged backdating of stock option grants. On and after June 6,

2006, individuals claiming to be shareholders of the Company filed multiple derivative complaints in the United States District Court for the District of Maryland, purportedly on behalf of the Company, against the current directors and certain current and former officers of the Company, as well as the Company as a nominal defendant. The complaints allege, among other things, claims for breach of fiduciary duties and unjust enrichment and claims under Section 304 of the Sarbanes-Oxley Act of 2002 arising from alleged backdating of stock option grants and alleged dissemination of misleading and inaccurate information through public statements, including filings with the Securities and Exchange Commission. The Board of Directors has directed a special committee of the board to investigate these allegations. This special committee has retained independent counsel and has the authority to retain such other advisers as it deems appropriate to assist in the investigation.

In addition, the Company has also received a letter from a law firm, allegedly on behalf of an unidentified shareholder, demanding that the Board of Directors recover short swing profits alleged to be made by officers and directors in alleged violations of Section 16(b) of the Securities Exchange Act of 1934, as amended. The special committee also will investigate these allegations.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information regarding compensation paid by the Company during each of the Company’s last three fiscal years to (1) the Company’s Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company whose aggregate cash compensation in fiscal year 2005 exceeded $100,000 (the “Named Executive Officers”):

						Long-Term
						Compensation	All Other
		Annual Compensation				Awards	Compensation
				Other Annual
		Salary	Bonus	Compensation		Options
Name and Principal Position	Year	($)	($)	($)		(Shares)	$

Anthony A. Caputo,	2005	431,102	0	—	(1)	100,000	77,407	(5)
Chairman and Chief	2004	377,000	565,000	—	(1)	100,000	77,407	(5)
Executive Officer	2003	340,000	335,000	—	(1)	100,000	77,407	(5)
Carole D. Argo,	2005	315,404	0	—	(1)	50,000	—
President and	2004	271,957	226,600	—	(1)	100,000	—
Chief Operating Officer	2003	180,000	175,000	—	(1)	50,000	—
Kenneth A. Mueller	2005	300,808	0	—		50,000	—
Senior Vice President and	2004	143,118	68,750	185,000	(4)	100,000	—
Chief Financial Officer(2)
Chris Fedde	2005	248,712	0	—	(1)	25,000	—
Senior Vice President and	2004	215,901	150,000	—	(1)	25,000	—
General Manager, Enterprise	2003	187,000	120,000	—	(1)	60,000	—
Security Division
Steve Lesem	2005	221,539	183,079	—	(1)	115,000	—
Senior Vice President, Worldwide Sales(3)

(1)	Perquisites and other personal benefits to the Named Executive Officer was less than both $50,000 and 10% of the total annual salary and bonus reported for such Named Executive Officers, and, therefore, information has not been included.

(2)	Mr. Mueller became an employee of the Company in June 2004. As of April 6, 2006, Mr. Mueller terminated his employment with the Company.

(3)	Mr. Lesem became an employee of the Company in January 2005.

(4)	Represents taxable relocation expenses.

(5)	Represents premiums paid under a variable life insurance policy.

Option Grants in Fiscal Year 2005

The table below sets forth certain information with respect to stock options for shares of the Company’s Common Stock granted during fiscal year 2005 to the Named Executive Officers under the Company’s employee stock option plans. The Company did not grant any stock appreciation rights in 2005.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price
					Appreciation for Option
	Individual Grants				Term (4)
	Number of		% of Total
	Securities		Options
	Underlying		Granted to	Exercise or
	Options		Employees in	Base Price	Expiration
Name	Granted (#)		Fiscal Year (3)	($/Sh)	Date	5% ($)	10% ($)

Anthony A. Caputo	100,000	(1)	7.9	29.70	9/29/2015	1,867,800	4,733,400
Carole D. Argo	50,000	(2)	3.9	29.70	9/29/2015	933,900	2,366,700
Kenneth A. Mueller	50,000	(2)	3.9	29.70	9/29/2015	933,900	2,366,700
Chris Fedde	25,000	(2)	2.0	29.70	9/29/2015	466,900	1,183,300
Steve Lesem	100,000	(2)	7.9	31.78	6/01/2015	1,998,600	5,064,900
	15,000	(2)	1.2	29.70	9/29/2015	280,200	710,000

(1)	The option became immediately exercisable on the grant date.

(2)	The option becomes exercisable in cumulative annual installments of 25% of the shares on each of the first, second, third and fourth anniversaries of the grant date.

(3)	There were 1,269,000 options granted to employees in 2005.

(4)	The potential realizable value has been calculated in conformity with Securities and Exchange Commission proxy statement disclosure rules and is not intended to forecast possible future appreciation of the Common Stock. No gain to the options is possible without stock price appreciation, which will benefit all shareholders. If the stock price does not increase above the exercise price, compensation to the named executive will be zero.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The table below sets forth certain information with respect to options for shares of the Company’s common stock exercised by the Named Executive Officers during fiscal year 2005 and with respect to options held by the Named Executive Officers at the end of fiscal year 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
			December 31, 2005 (#)		December 31, 2005 ($)(2)
	Number of
	Securities
	Underlying	Value
	Options	Realized		Not		Not
Name	Exercised (#)(1)	($)	Exercisable	Exercisable	Exercisable	Exercisable

Anthony A. Caputo	50,000	1,397,500	541,600	—	7,973,772	—
Carole D. Argo	10,000	201,000	186,500	90,000	2,255,280	761,475
Kenneth A. Mueller	12,500	180,250	12,500	125,000	125,375	878,250
Chris Fedde	2,000	50,638	81,750	66,250	1,289,267	391,425
Steve Lesem	—	—	—	115,000	—	81,800

(1)	There were no stock appreciation rights exercised in 2005 or outstanding at December 31, 2005 and held by any employee, executive officer or director of the Company.

(2)	The value of unexercised stock options at December 31, 2005 is based on the last reported sale price of $32.22 for the common stock, as reported by the Nasdaq National Market on that date.

Employment Contracts, Termination of Employment and Change in Control Arrangements

In September 2004, the Company and Mr. Caputo entered into an amendment to his employment agreement, originally executed in December 2001. The amendment extended the term of the agreement until September 2007. Pursuant to the terms of the agreement as amended, Mr. Caputo is to receive an annual salary of $329,422 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Mr. Caputo is also entitled to incentive compensation targeted at no less than 100% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved. During the term of Mr. Caputo’s employment agreement the Company agrees to provide to Mr. Caputo the benefits of a fully funded $2 million dollar Variable Life Insurance Policy (the “Variable Life Insurance Policy”) under an endorsement form of split-dollar arrangement. Ownership of the policy will transfer to a family trust formed by Mr. Caputo at the termination of his employment by the Company without “cause” or by Mr. Caputo for “good reason” (as such terms are defined in the agreement) and may be purchased by the trust from the Company for amounts stated in the split-dollar arrangement for termination otherwise. Upon transfer of the Variable Life Insurance Policy, Mr. Caputo is entitled to receive an additional amount equal to any federal, state and local income and employment taxes (including any taxes, interest or penalties imposed with respect to such additional payment) payable by Mr. Caputo as a result of such transfer.

If the Company terminates Mr. Caputo’s employment without “cause” or if Mr. Caputo terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $600,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate. He is also entitled in that event to full funding of the Variable Life Insurance Policy. Additionally, if the Company terminates Mr. Caputo’s employment without cause or if he terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.

In the event Mr. Caputo’s employment with the Company is terminated either by the Company without cause or by Mr. Caputo for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, the payment of all unpaid premiums which are required to fully fund the Variable Life Insurance Policy, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Mr. Caputo is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied. If Mr. Caputo voluntarily terminates his employment then Mr. Caputo shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.

In June 2004 the Company and Ms. Argo entered into an employment agreement for a term of five years. Pursuant to the terms of the agreement, Ms. Argo is to receive an annual salary of $275,000 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Ms. Argo is also entitled to incentive compensation targeted at no less than 100% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved.

If the Company terminates Ms. Argo’s employment without “cause” or if Ms. Argo terminates for “good reason,” each as defined in the agreement, she is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $550,000 or (ii) the balance of her compensation under the contract to the end of the agreement computed using the latest applicable salary rate. Additionally, if the Company terminates Ms. Argo’s employment without cause or if she terminates for good reason, all stock options will become exercisable and will remain exercisable for a three-year period.

In the event Ms. Argo’s employment with the Company is terminated either by the Company without cause or by Ms. Argo for good reason, within one year following the occurrence of a change in control, she is entitled to receive, in lieu of the severance payment otherwise payable, her annual salary multiplied by three, her then current target incentive compensation multiplied by three, and all of her stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Ms. Argo is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to her by the Company in connection with a change in control, she will be entitled to receive an additional amount so as to place her in the same after-tax position she would have been in had the excise tax not applied. If Ms. Argo voluntarily terminates her employment then she shall be entitled to receive accrued vacation in accordance with Company records and six months severance pay.

In June 2004 the Company and Mr. Mueller entered into an employment agreement for a term of five years. Pursuant to the terms of the agreement, Mr. Mueller received an annual salary of $275,000 adjusted annually based on a review by the Compensation Committee and a cost of living increase of no less than 10% per year. Mr. Mueller was also entitled to incentive compensation targeted at no less than 50% of annual salary if the Company’s business objectives as set forth in the Company’s annual business plan are achieved.

Under the employment agreement, if the Company terminated Mr. Mueller’s employment without “cause” or if Mr. Mueller terminated for “good reason,” each as defined in the agreement, he would have been entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $275,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate. Additionally, if the Company terminated Mr. Mueller’s employment without cause or if he terminated for good reason, all stock options would become exercisable and will exercisable for a three-year period. If Mr. Mueller voluntarily terminated his employment then he would be entitled to receive accrued vacation in accordance with Company records and six months severance pay.

Effective April 6, 2006, Mr. Mueller terminated his employment with the Company. In connection with the termination, the Company obtained a general release from Mr. Mueller and agreed to pay Mr. Mueller a lump sum of approximately $170,000 and to accelerate vesting on 137,500 stock options held by Mr. Mueller, in addition to compensation due Mr. Mueller pursuant to his employment agreement.

In June 2005 the Company and Mr. Fedde entered into an employment agreement for a term of three years. Pursuant to the terms of the agreement, Mr. Fedde is to receive an annual salary of $250,000 adjusted annually based on a review by the Company’s President. Mr. Fedde is also entitled to incentive compensation targeted at no less than 80% of annual salary if certain business objectives as identified by the Company’s President are achieved.

If the Company terminates Mr. Fedde’s employment without “cause” or if Mr. Fedde terminates for “good reason,” each as defined in the agreement, he is entitled to salary and target incentive compensation accrued through the termination date plus the lesser of (i) $250,000 or (ii) the balance of his compensation under the contract to the end of the agreement computed using the latest applicable salary rate.

In the event Mr. Fedde’s employment with the Company is terminated either by the Company without cause or by Mr. Fedde for good reason, within one year following the occurrence of a change in control, he is entitled to receive, in lieu of the severance payment otherwise payable, his annual salary multiplied by three, his then current target incentive compensation multiplied by three, and all of his stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. Also, if Mr. Fedde is subject to an excise tax under Section 4999 the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

Mr. Lesem’s employment offer letter provides for the payment of six months salary should the Company terminate his employment without cause. In addition, in April 2005, the Company and Mr. Lesem entered into a change in control agreement. This agreement provides that if there is a change in control of the Company and Mr. Lesem is terminated by the Company without “cause” or terminates his employment for “good reason” (as such terms are defined in the agreement) within one year after such change in control, then he is entitled to receive, in lieu of the severance payment otherwise payable, a lump sum payment equal to the sum of (i) twelve months of his then annual salary plus (ii) the greater of his then current target incentive compensation or the average of his incentive compensation for the three years prior to the year of his termination. Also, in the event of such termination, all of Mr. Lesem’s stock options under Company plans shall be fully vested and exercisable and will remain exercisable for their full term. If Mr. Lesem is subject to an excise tax under Section 4999 of the Code with respect to the payments or distributions in the nature of compensation made to him by the Company in connection with a change in control, he will be entitled to receive an additional amount so as to place him in the same after-tax position he would have been in had the excise tax not applied.

2005 Compensation Committee Interlocks and Insider Participation

The Compensation Committee for fiscal year 2005 was comprised of Bruce R. Thaw, Thomas A. Brooks and Arthur L. Money. No member of the Compensation Committee has ever been an employee or officer of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a member of the compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Report of Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) reviews and approves the general compensation policies of the Company, specific compensation for each executive officer of the Company, the Company’s equity compensation plans and makes recommendations to the Board of Directors regarding these matters. The Company’s policy, as administered through the Committee, is to provide compensation packages to the executive officers of the Company sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward such executives for achieving the technical, financial and strategic goals of the Company essential to the Company’s long-term success and to growth in stockholder value. Consequently, a significant portion of the compensation of the executive officers and directors is dependent on company performance and maintenance of value in the marketplace. The Company’s typical executive compensation package consists primarily of three components: (1) base salary; (2) incentive cash bonuses; and (3) stock options. Competitive fringe benefits are also provided.

Base Compensation

The Committee’s approach is to offer executive salaries highly competitive with those of other executives in the industry in which the Company operates. To that end, the Committee evaluates the competitiveness of its base salaries based upon information drawn from various sources, including published and proprietary survey data, consultants’ reports and the Company’s own experience recruiting and training executives and professionals. The Company’s base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Company and the performance of the individual executive.

Bonuses

In addition to base salary, executives are eligible to receive discretionary bonuses, from time to time, upon the achievement of certain technical/engineering, financial and sales/marketing milestones. The amount of the bonus and any performance criteria vary with the position and role of the executive within the Company. In addition, for all executives, the Committee, with the assistance of the Company’s Chief Financial Officer, reviews the Company’s actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for employees other than executive officers.

Stock Option Grants

The Company, from time to time, grants stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of the Company’s Common Stock. Grants of stock options are designed to align the executive’s interest with that of the stockholders of the Company. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities. Stock options are also provided to all new employees as well as occasional grants in recognition of superior performance. The overall objective of the stock option program is to cause employees to identify with the success of the Company and to incent superior performance.

Compensation for the Chief Executive Officer in 2005

The Committee approved an employment contract which provided for an annual salary for Mr. Caputo of $450,000 for 2005. In considering Mr. Caputo’s compensation as set forth in the employment agreement, the Committee considered, among other things, an analysis provided by a large, well-respected third party human resources consultant, of compensation of Chief Executives at companies comparable to SafeNet. Based on Mr. Caputo’s employment agreement, his incentive compensation or bonus is targeted at no less than 100% of his current base salary and is based on achievement of the Company’s business objectives as set forth in the Company’s annual business plan. In determining the total bonus to be paid to Mr. Caputo for 2005, the Committee considered several factors, including financial performance, complete integration of acquired businesses, growth of the Company in terms of customers and channels of distribution, development of new products, achievement of strategic corporate goals and increasing the brand awareness of the Company and its product offerings. In making compensation decisions based on the criteria set forth above, the Committee believes that the compensation paid to Mr. Caputo is closely tied to the performance of the Company. Based on its review of these criteria, the Committee did not recommend granting a bonus for 2005.

Bruce R. Thaw, Thomas A. Brooks and
Arthur L. Money

Report of Audit Committee

The undersigned members of the Audit Committee of SafeNet, Inc. oversee the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2005 with management, including a discussion of the quality and acceptability of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed the audited financial statements with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in the written disclosures and letter provided by the independent auditors as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee notes that, as of the end of 2005 the Company carried out an evaluation, under the supervision and participation of management, including the Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures. Based on this assessment, management has identified a material weakness in internal control as of December 31, 2005. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The material weakness pertains to insufficient staffing and technical expertise in the Company’s accounting and financial reporting functions. The inadequate level of staffing and technical expertise results in certain accounting processes and controls around the financial statement close and financial reporting processes, the processes for accounting for non-routine transactions and judgmental reserves, as well as certain controls over transaction processing, not being performed correctly, or on a timely basis. As a result of this weakness, material adjustments were identified related to accounting for revenue and costs on certain long-term contracts, restructuring accruals for the exit of operating leases, and the provision for income taxes, as well as various adjustments in other areas that were not as material, either individually or in the aggregate.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held ten meetings during fiscal year 2005, which were attended by all members.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Andrew E. Clark, Audit Committee Chair, Thomas A. Brooks, Audit Committee Member, Ira A. Hunt, Jr., Audit Committee Member, and Arthur L. Money, Audit Committee Member

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services totaled $2,174,000 in 2005 and $2,041,000 in 2004, including fees associated with the annual audit of the Company’s consolidated financial statements and its internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits required internationally, and review of SEC registration statements and related consents.

Audit-Related Fees

Fees for audit-related services totaled $0 in 2005 and $33,000 in 2004. Audit-related services principally include due diligence in connection with acquisitions, audits in connection with proposed or consummated acquisitions and other consultations.

Tax Fees

Fees for tax services totaled $237,000 in 2005 and $373,000 in 2004. Major components of these fees included the following:

	2005	2004

U.S. federal, state and local tax compliance	$117,000	$57,000
Domestic and foreign tax planning, compliance, and advice	115,000	124,000
Tax and human resource due diligence services pertaining to potential business combinations	5,000	192,000

	$237,000	$373,000

All Other Fees

Fees for all other services not included above totaled $0 in 2005 and $424,000 in 2004, principally including services rendered in connection with post-merger integration activities.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. Prior to engagement of the independent auditors for the next year’s audit, the independent auditor provides the scope of the proposed audit and related fees for services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. The Audit Committee is also informed routinely as to the services actually provided by the independent auditor pursuant to this pre-approval process. The Audit Committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased and if the need for other permissible non-audit services arises during the course of the year.

In determining whether to pre-approve any given services, the Committee considers whether such services are consistent with the continued independence of the independent auditor under the SEC’s rules, whether the independent auditor is best positioned to provide the most effective and efficient service, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP in 2005.

The Audit Committee has delegated pre-approval authority to its Chairman to pre-approve services to be provided by the independent auditors between meetings. The Chairman must report any decisions to the Audit Committee at the next scheduled meeting.

Certain Relationships and Related Transactions

Effective May 1, 2003, the Company hired Shelley A. Harrison, a member of its Board of Directors, as a part-time employee to provide services relating to the Company’s Embedded Security Division, corporate development and business combination strategy. In consideration for such services, Mr. Harrison was compensated at a rate of $189,000 per year and was granted options for 50,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on May 1, 2003, which options were fully vested on such date. Mr. Harrison subsequently served as joint holder of the Office of President and Chief Operating Officer from December 2003 to June 2004. As further compensation for Mr. Harrison’s employment in those roles, Mr. Harrison was granted options for 50,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on May 19, 2004, and for 25,000 shares of Common Stock at an exercise price equal to the price of the Common Stock on September 29, 2005, which options were fully vested on such dates, respectively. Effective January 1, 2006, the Company and Mr. Harrison entered into a new employment agreement, which describes Mr. Harrison’s role and compensation as Chief Corporate Development Officer. In this role, Mr. Harrison manages the Company’s mergers and acquisitions activities. Mr. Harrison is compensated at a rate of $250,000 per year, plus incentive compensation of up to 0.3% of prior twelve-month revenues of acquired companies, which may vary according to attainment of integration objectives. This incentive compensation is capped at $500,000 per year.

STOCK PERFORMANCE CHART

The chart below compares the total return (change in year-end stock price plus reinvested dividends) of the Company’s Common Stock, the Total Return Index for the NASDAQ Stock Market (U.S.) and the NASDAQ Computer and Data Processing Services Stock Index. The graph assumes that $100 was invested in the Company’s Common Stock and in each of the foregoing indices on January 1, 2000. The graph also assumes that all dividends were reinvested.

There can be no assurance as to the future trends in the total return of the Company’s Common Stock or of the foregoing indices. The Company does not make nor does it endorse any predictions as to future stock price performance.

	Nasdaq Computer and
	Data Processing Services	Total Return Index for
	Index	Nasdaq Stock Market (U.S.)	The Company

2000	100.0000	100.0000	100.0000
2001	75.7145	78.9469	40.2979
2002	48.0783	54.0579	53.9362
2003	72.1947	81.0911	65.2553
2004	74.5415	88.0560	78.1702
2005	76.5886	89.2654	68.5532

PROPOSAL NO. 2

TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2006

The Board of Directors, based on the recommendation of the Audit Committee, selected Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, subject to ratification by the stockholders. Ernst & Young LLP will have a representative present at the annual meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

It is understood that even if the recommendation is approved, the Board of Directors, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS AND ENCOURAGES YOU TO VOTE “FOR”
THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE
COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2006.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for action at the 2007 Annual Meeting of Stockholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Pursuant to the rules of the Securities and Exchange Commission, proposals must be received by the Secretary on or before February 28, 2007 in order to be considered for inclusion in next year’s proxy materials. In addition, the Company’s bylaws provide that any proposals or nominations by stockholders must be delivered to the Secretary at the address of the Company set forth on the first page of this Proxy Statement no earlier than March 30, 2007 and no later than April 29, 2007 to be eligible for consideration at the 2007 Annual Meeting of Stockholders, unless the date of the 2007 Annual Meeting of Stockholders is held more than 30 days prior to or after July 28, 2007, in which case any such proposal or nomination must be delivered not later than the close of business on the later of the 90th calendar day prior to the 2007 Annual Meeting of Stockholders or the 10th calendar day following the day on which public announcement of the date of such meeting is first made. The stockholder’s submission of a proposal or nomination must also include certain other information, as set forth in the Company’s bylaws. A copy of the Company’s bylaws may be obtained by writing to the Secretary of the Company at the address set forth on the first page of this Proxy Statement. Any proposals of stockholders to be presented at the 2007 Annual Meeting of Stockholders that are delivered to the Company later than May 19, 2007 will be voted by the proxy holders designated for the 2007 Annual Meeting of Stockholders in their discretion.

ANNUAL REPORT TO STOCKHOLDERS

The Annual Report of the Company on Form 10-K for the year ended December 31, 2005, including audited financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be part of the proxy solicitation material.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the annual meeting of stockholders. If any other matters are properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgment.

By order of the Board of Directors,

Kevin Hicks
Secretary

June 27, 2006
Belcamp, Maryland

SAFENET, INC.
4690 Millennium Drive
Belcamp, MD 21017
PROXY CARD, SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
     The undersigned hereby constitutes and appoints Anthony A. Caputo or Bruce R. Thaw, or either one of them acting in the absence of the other, with full power of substitution, to be the true and lawful attorneys and proxies for the undersigned to vote at the Annual Meeting of Stockholders of SafeNet, Inc. (the “Company”) to be held at the Company’s offices at 4690 Millennium Drive, Belcamp, MD 21017 at 10:00 a.m. on July 28, 2006 or at any adjournment thereof, notice of which meeting together with a Proxy Statement has been received. Said proxies are directed to vote the shares the undersigned would be entitled to vote if personally present upon the following matters, all more fully described in the Proxy Statement.
The Board of Directors favor a vote FOR the following proposals:
1. The election of Directors      Nominees: Anthony A. Caputo, J. Carter Beese, Jr., Thomas A. Brooks, Andrew E. Clark, Shelley A. Harrison, Ira A. Hunt, Jr., Arthur L. Money, Walter W. Straub and Bruce R. Thaw
☐ FOR all nominees, except as noted     ☐ WITHHOLD AUTHORITY to vote for all nominees
Instructions: To withhold your vote from an individual nominee, write that nominee’s name on the space provided below.

IF YOU DO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE AS PROVIDED HEREIN, YOU SHALL BE DEEMED TO HAVE GRANTED SUCH AUTHORITY.
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
☐    FOR             ☐    AGAINST          ☐    ABSTAIN
3.	In accordance with their best judgment with respect to any other business that may properly come before the meeting.
The shares represented by this Proxy will be voted and in the event instructions are given in the space provided, they will be voted in accordance therewith; if instructions are not given, they will be voted as recommended by the Board of Directors with regard to the proposals.
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement.

DATED:

SIGNATURE:

(must correspond with name as printed in the space beside)